Exhibit 10.11(b)

INSTRUMENT AMENDING

LYONDELL CHEMICAL COMPANY

ELECTIVE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

LYONDELL CHEMICAL COMPANY hereby amends the Lyondell Chemical Company Elective Deferral Plan for Non-Employee Directors, effective January 1, 2005, to read as follows:

ARTICLE I, GENERAL PROVISIONS, Section 1.1, “Purpose and Intent of Plan,” is amended to read as follows:

Section 1.1 Purpose and Intent of Plan.

This Plan is intended to provide the opportunity Directors who are not Company employees to accumulate supplemental funds for retirement or special needs before retirement through the deferral of portions of their Retainer Fee. This Plan applies to deferrals made through December 31, 2004 and earnings thereon and no further deferrals shall be included in this Plan.

ARTICLE I, GENERAL PROVISIONS, Section 1.3, subsection (r), “Interest Rate”, is amended to read as follows:

Section 1.3 Definitions.

(r) Interest Rate means (i) prior to January 1, 2006, for any Plan Year before a Change in Control occurs, 125 percent of the rolling average Ten-Year Treasury Note Rate, as of October 1 before the applicable Plan Year begins, or other interest rate specifically adopted by the Administrative Committee before the election period for the applicable Plan Year; or (ii) for each Plan Year commencing after a Change in Control, the interest rate equal to the greater of (a) the Prime Rate or (b) 125 percent of the rolling average Ten-Year Treasury Note Rate, on October 1 before the applicable Plan Year begins. Effective January 1, 2006, the monthly Interest Rate during the Plan Year means the previous monthly average of the closing yield to maturity, as reported by Bloomberg, of Lyondell Chemical Company’s most junior publicly traded debt on December 1 of the prior Plan Year. If this debt is retired during the Plan Year, the monthly interest rate shall be based on the previous monthly average of the then longest maturity for the Company’s most junior publicly traded debt.

IN WITNESS WHEREOF, LYONDELL CHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this 2nd day of December, 2005.

ATTEST:		LYONDELL CHEMICAL COMPANY

By:	/s/ JoAnn L. Beck	By:	/s/ Dan F. Smith
	Assistant Secretary		Dan F. Smith President and Chief Executive Officer

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